                                 SCHEDULE 14A

================================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S) 240.14a-12


                                 DRIL-QUIP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[DRIL-QUIP LOGO]

                                Dril-Quip, Inc.
                            13550 Hempstead Highway
                             Houston, Texas 77040

                                                                  April 3, 2003

Dear Stockholder:

   You are cordially invited to attend the annual meeting of stockholders to be held at the Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, Texas on May 15, 2003 at 2:00 p.m. For those of you who cannot be present at this annual meeting, we urge that you participate by indicating your choices on the enclosed proxy and completing and returning it at your earliest convenience.

   This booklet includes the notice of the meeting and the proxy statement, which contains information about the Board of Directors and its committees and personal information about the nominees for the Board. Other matters on which action is expected to be taken during the meeting are also described.

   It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, please sign, date and mail promptly the enclosed proxy in the envelope provided.

   On behalf of the Board of Directors, thank you for your continued support.

                                          /s/ Larry E. Reimert
                                          Larry E. Reimert
                                          Co-Chairman of the Board

                                          /s/ Gary D. Smith
                                          Gary D. Smith
                                          Co-Chairman of the Board

                                          /s/ J. Mike Walker
                                          J. Mike Walker
                                          Co-Chairman of the Board

                                DRIL-QUIP, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 15, 2003

To the Stockholders of
Dril-Quip, Inc.:

   The annual meeting of stockholders of Dril-Quip, Inc. (the "Company") will be held at the Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, Texas, on Thursday, May 15, 2003 at 2:00 p.m., Houston time, for the following purposes:

    1. To elect two directors to serve for a three-year term.

    2. To approve the appointment of Ernst & Young LLP as independent public accountants of the Company for 2003.

    3. To transact such other business as may properly come before the meeting or any reconvened meeting after an adjournment thereof.

   The Board of Directors has fixed March 26, 2003 as the record date for determining stockholders of the Company entitled to notice of, and to vote at, the meeting or any reconvened meeting after an adjournment thereof, and only holders of Common Stock of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, the meeting or any reconvened meeting after an adjournment.

   You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to mark, sign, date and return the accompanying proxy as soon as possible.

                                          By Order of the Board of Directors

                                          /s/ Gary D. Smith
                                          Gary D. Smith
                                          Co-Chairman of the Board and Secretary

April 3, 2003
13550 Hempstead Highway
Houston, Texas 77040

                                Dril-Quip, Inc.
                            13550 Hempstead Highway
                             Houston, Texas 77040

                               -----------------

                                PROXY STATEMENT

                               -----------------

                                 INTRODUCTION

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Dril-Quip, Inc., a Delaware corporation (the "Company"), of proxies from the holders of the Company's common stock, par value $.01 per share ("Common Stock"), for use at the 2003 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date on which this Proxy Statement and the accompanying proxy will first be mailed to stockholders is April 3, 2003. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone or personal interview by regular employees of the Company. The Company will pay all costs of soliciting proxies. The Company will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of such stock.

   All duly executed proxies received prior to the Annual Meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR the election as directors of the nominees listed herein, FOR approval of the appointment of Ernst & Young LLP as the Company's independent public accountants, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by filing with the Secretary at the Company's executive offices a written instrument revoking it, by delivering a duly executed proxy bearing a later date or by appearing at the Annual Meeting and voting in person. The executive offices of the Company are located at 13550 Hempstead Highway, Houston, Texas 77040. For a period of ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders of record during ordinary business hours for proper purposes at the Company's executive offices.

                       RECORD DATE AND VOTING SECURITIES

   As of the close of business on March 26, 2003, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding and entitled to vote 17,293,373 shares of Common Stock. Each share entitles the holder to one vote on each matter submitted to a vote of stockholders.

   The requirement for a quorum at the Annual Meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock. Proxies indicating stockholder abstentions and shares represented by "broker nonvotes" (i.e., shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter) will be counted for purposes of determining whether there is a quorum at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed as election inspectors for the Annual Meeting.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth the number of shares of Common Stock of the Company beneficially owned directly or indirectly as of March 20, 2003 by (i) each person who is known to the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, director nominees and executive officers and (iii) all executive officers, director nominees and directors as a group.

                                                            Amount of Beneficial
                                                                 Ownership
                                                            ------------------
                                                            Number of   Percent
Name of Beneficial Owner(1)                                  Shares     of Stock
---------------------------                                 ----------  --------
Larry E. Reimert (2)(3)....................................  3,158,112    18.3%
Gary D. Smith (3)(4).......................................  3,624,112      21%
J. Mike Walker (3)(5)......................................  3,624,112      21%
Gary W. Loveless (6).......................................    653,802     3.8%
Jerry M. Brooks (7)........................................     27,500       *
Alexander P. Shukis........................................          0       0
Gary L. Stone..............................................      2,000       *
All directors and executive officers as a group (7 persons) 11,089,638    64.1%
Massachusetts Financial Services Company
  500 Boylston Street
  Boston, MA 02116 (8).....................................  1,306,063     7.6%

--------
 * Less than 1%.
(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. The address of each such person is 13550 Hempstead Highway, Houston, Texas 77040.
(2) Includes 175,512 shares of Common Stock that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of March 20, 2003 and 2,982,145 shares of Common Stock held by Reimert Family Partners, Ltd., a limited partnership of which Mr. Reimert is the Managing General Partner, and with respect to which he exercises voting and investment power. Does not include 12,000 shares of Common Stock owned by Mr. Reimert's spouse or the shares of Common Stock shown above as beneficially owned by Mr. Smith and Mr. Walker, as to which Mr. Reimert disclaims beneficial ownership.
(3) Mr. Reimert and Reimert Family Partners, Ltd., Mr. Smith and Four Smith's Company, Ltd., and Mr. Walker have entered into a stockholders agreement wherein each party has agreed to vote shares of Common Stock held by such party for election of one nominee to the Board of Directors proposed by each of (i) Larry E. Reimert and Reimert Family Partners, Ltd., (ii) Gary
    D. Smith and Four Smith's Company, Ltd. and (iii) J. Mike Walker. The parties to the stockholders agreement may be deemed to have formed a group pursuant to Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(4) Includes 175,512 shares of Common Stock that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of March 20, 2003 and 3,448,045 shares of Common Stock held by Four Smith's Company, Ltd., a limited partnership of which Mr. Smith and his wife, Gloria Jean Smith, are the Managing General Partners, and with respect to which they exercise voting and investment power. Mrs. Smith may also be deemed to be the beneficial owner of such shares. Does not include the shares of Common Stock shown above as beneficially owned by Mr. Reimert and Mr. Walker, as to which Mr. Smith disclaims beneficial ownership.
(5) Includes 175,512 shares of Common Stock that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of March 20, 2003. Does not include the shares of Common Stock shown above as beneficially owned by Mr. Reimert and Mr. Smith, as to which Mr. Walker disclaims beneficial ownership.

(6) Includes 653,550 shares of Common Stock held by Loveless Enterprises, Ltd., a limited partnership of which Loveless Interests, L.L.C. is the Managing General Partner. Mr. Loveless is the sole manager of Loveless Interests, L.L.C., and exercises voting and investment power with respect to such shares.
(7) Consists entirely of shares of Common Stock that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of March 20, 2003.
(8) Based on a Schedule 13G filed with the SEC on February 13, 2003.

                                  PROPOSAL I

                             ELECTION OF DIRECTORS

   The Company's Board of Directors is divided into three classes, Class I, Class II and Class III, with staggered terms of office, ending in 2004, 2005 and 2003, respectively. The term for each class expires on the date of the third annual stockholders' meeting for the election of directors following the most recent election of directors for such class. Each director holds office until the next annual meeting of stockholders for the election of directors of his class and until his successor has been duly elected and qualified.

   At the Annual Meeting, two Class III directors are to be elected to each serve a three-year term expiring on the date of the annual meeting of stockholders to be held in 2006 (or until his successor is duly elected and qualified). In accordance with the Company's Bylaws, the affirmative vote of a plurality of the votes cast by holders of Common Stock entitled to vote in the election of directors at the Annual Meeting is required for the election of the nominee as director. Accordingly, although abstentions and broker nonvotes are considered shares present at the meeting for the purpose of determining a quorum, they will have no effect on the election of directors. The Board of Directors has nominated Mr. Larry E. Reimert and Mr. Gary D. Smith to serve as the Class III Directors. Mr. Reimert and Mr. Smith are currently directors of the Company.

   The Board of Directors has no reason to believe that the nominees for election as directors will not be candidates or will be unable to serve, but if for any reason either nominee is unavailable as a candidate or unable to serve when the election occurs, the persons designated as proxies in the enclosed proxy card, in the absence of contrary instructions, will in their discretion vote the proxies for the election of a substitute nominee selected by the Board of Directors. Management is currently unaware of any circumstances likely to render the nominees unavailable for election or unable to serve.

   The Board of Directors recommends that you vote FOR the election of the nominees listed below. Properly dated and signed proxies will be so voted unless authority to vote in the election of directors is withheld.

Nominees for Class III Directors for Three-Year Terms to Expire in 2006

   The following sets forth information concerning the nominees for election as directors at the Annual Meeting, including each nominee's age as of March 20, 2003, position with the Company, and business experience during the past five years.

   Larry E. Reimert, age 55, is Co-Chairman of the Board and Co-Chief Executive Officer with principal responsibility for engineering, product development and finance. He has been the Director--Engineering, Product Development and Finance, as well as a member of the Board of Directors, since the Company's inception in 1981. Prior to that, he worked for Vetco Offshore, Inc. in various capacities, including Vice President of Technical Operations, Vice President of Engineering and Manager of Engineering. Mr. Reimert holds a BSME degree from the University of Houston and an MBA degree from Pepperdine University. Mr. Reimert's current term as a director of the Company expires at the 2003 annual meeting.

   Gary D. Smith, age 60, is Co-Chairman of the Board and Co-Chief Executive Officer with principal responsibility for sales, service, training and administration. He has been the Director--Sales, Service, Training and Administration, as well as a member of the Board of Directors, since the Company's inception in 1981. Prior to that, he worked for Vetco Offshore, Inc. in various capacities, including General Manager and Vice President of Sales and Services. Mr. Smith's current term as a director of the Company expires at the 2003 annual meeting.

Information Concerning Class I and Class II Directors

   The following sets forth information concerning the Class I and Class II directors of the Company whose present terms of office will expire at the 2004 and 2005 annual meetings of stockholders, respectively, including each director's age as of March 20, 2003, position with the Company, if any, and business experience during the past five years.

  Class I

   Alexander P. Shukis, age 58, has been a Class I director of the Company since February, 2003, when he was appointed to fill the vacancy created by the resignation of Mr. James A. Alexander. He is a member of the Audit Committee and the Compensation Committee of the Board of Directors. From July, 2001 to the present, Mr. Shukis has been the Controller of Corporate Strategies, Inc., a merchant bank, and of Pro Squared, Inc., a software consulting company. From 1997 to July 2001, Mr. Shukis was self-employed, working as a business consultant. From 1995 to 1997, he was Chief Financial Officer and Director of Great Western Resources, Inc., an exploration and production company. He served as Vice President and Controller of Great Western Resources, Inc. from 1986 to 1995. Mr. Shukis holds a BBA in accounting from the University of Houston. Mr. Shukis' current term as a director of the Company expires at the 2004 annual meeting.

   Gary L. Stone, age 66, has been a Class I director of the Company since June 2001, and is a member of the Audit Committee and the Compensation Committee of the Board of Directors. From January 1997 until his retirement in May 2000, he served as a Senior Vice President/First Vice President with Bank One, Texas, N.A. Mr. Stone's current term as a director of the Company expires at the 2004 annual meeting.

  Class II

   J. Mike Walker, age 59, is Co-Chairman of the Board and Co-Chief Executive Officer with principal responsibility for manufacturing, purchasing and facilities. He has been the Director--Manufacturing, Purchasing and Facilities, as well as a member of the Board of Directors, since the Company's inception in 1981. Prior to that, he served as the Director of Engineering, Manager of Engineering and Manager of Research and Development with Vetco Offshore, Inc. Mr. Walker holds a BSME degree from Texas A&M University, an MSME degree from the University of Texas at Austin and a Ph.D. in mechanical engineering from Texas A&M University. Mr. Walker's current term as a director of the Company expires at the 2005 annual meeting.

   Gary W. Loveless, age 60, has been a Class II director since the Company's inception in 1981, and is a member of the Audit Committee and the Compensation Committee of the Board of Directors. From 1986 to 1997, he held various positions with Great Western Resources Corporation, most recently as Chief Executive Officer and Director. In 1997, Great Western Resources Corporation was purchased by Forcenergy Inc., and Mr. Loveless served as Vice President/Onshore Exploration and Production of Forcenergy Inc. until October 1997. Mr. Loveless served as President of Casey Kay Company, an oil and gas exploration and production company, until December 1998. In December 1998, he became Chairman and Chief Executive Officer of Square Mile Energy, L.L.C., an oil and gas exploration and production company. He holds a BSME from Texas A&M University and an MSME from the University of Texas at Austin. Mr. Loveless's current term as a director of the Company expires at the 2005 annual meeting.

Board of Directors and Committees of the Board

   The Board of Directors has established an Audit Committee and a Compensation Committee as standing committees of the Board of Directors. The Board does not have a standing nominating committee or other committee performing a similar function. The members of the Audit Committee and the Compensation Committee of the Board of Directors indicated in the above summaries are not employees of the Company.

   The Audit Committee of the Board of Directors recommends the appointment of independent public accountants to conduct audits of the Company's financial statements and reviews with the independent accountants the plan and results of the auditing engagement. The Audit Committee assists the Board of Directors in monitoring (i) the integrity of the financial statements of the Company, (ii) the compliance by the Company with legal and regulatory requirements, and (iii) the independence of the firm of independent public accountants hired to audit the Company's financial statements. The Audit Committee also reviews the scope and results of procedures for internal auditing of the Company and the adequacy of the Company's system of internal accounting controls. The Board of Directors has adopted a written charter for the Audit Committee which contains a detailed description of the Audit Committee's duties and responsibilities. The Board of Directors has determined that Mr. Shukis qualifies as an "audit committee financial expert" as defined under applicable SEC rules.

   The Compensation Committee approves remuneration arrangements and compensation plans involving the Company's directors and executive officers, including any revisions to the employment agreements of the Co-Chairmen of the Board. The Compensation Committee also acts on the granting of stock options to executive officers under the Company's 1997 Incentive Plan (the "Incentive Plan") (except for formula grants pursuant to the employment agreements of the Co-Chairmen of the Board) and with respect to certain matters arising under each of the Co-Chairmen of the Board's employment agreements.

   During 2002, the Board of Directors held four meetings. The members of the Audit Committee met one time and the Compensation Committee met three times. During 2002, all directors attended at least 75% of the meetings of the Board of Directors and the Committees thereof during the periods that they served as members. James Alexander resigned from the Board of Directors and the Audit Committee and Compensation Committee in February 2003.

Director Compensation

   Each director who is not an employee of the Company receives an annual fee of $50,000, plus a fee of $1,000 for attendance at each Board of Directors meeting and $1,000 for each committee meeting, unless the committee meeting is held on the same day as the Board of Directors meeting. All directors are reimbursed for their out-of-pocket expenses and other expenses incurred in attending meetings of the Board or committees thereof and for other expenses incurred in their capacity as directors.

Compliance with Section 16(a) of the Exchange Act

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all its directors and executive officers during 2002 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

Executive Compensation

   Summary Compensation Table. The following table sets forth information regarding the compensation of each of the Company's three Co-Chairmen of the Board and the other executive officer of the Company (together with the Co-Chairmen, the "named officers") for services rendered in all capacities during 2000, 2001 and 2002.

                          Summary Compensation Table

                                                         Long-Term
                                           Annual       Compensation
                                       Compensation(1)     Awards
                                      ----------------- ------------
                                                         Securities
                                                         Underlying
                                                        Options/SARs    All Other
 Name and Principal Position     Year  Salary   Bonus     (shares)   Compensation(2)
 ---------------------------     ---- -------- -------- ------------ ---------------
Larry E. Reimert................ 2002 $433,308 $ 88,000    65,095        $4,000
  Co-Chairman of the Board and   2001  413,846  112,000    71,665         3,400
  Co-Chief Executive Officer     2000  397,885  340,000    38,288         3,400

Gary D. Smith................... 2002 $433,308 $ 88,000    65,095        $4,000
  Co-Chairman of the Board and   2001  413,846  112,000    71,665         3,400
  Co-Chief Executive Officer     2000  397,885  340,000    38,288         3,400

J. Mike Walker.................. 2002 $433,308 $ 88,000    65,095        $4,000
  Co-Chairman of the Board and   2001  413,846  112,000    71,665         3,400
  Co-Chief Executive Officer     2000  397,885  340,000    38,288         3,400

Jerry M. Brooks................. 2002 $162,192 $ 12,500     5,000        $3,244
  Chief Financial Officer        2001  153,892   15,000     5,000         3,052
                                 2000  143,346   20,000     5,000         2,867

--------
(1) Excludes perquisites and other benefits because the aggregate amounts thereof do not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for any named officer.
(2) Amounts shown under All Other Compensation consist of amounts contributed or accrued under the Company's 401(k) Plan.

   Option Grants. The following table sets forth certain information on grants of stock options during 2002 to the named officers.

                         Stock Options Granted in 2002





                                Individual Grants
                 ------------------------------------------------

                                                                  Potential Realizable Value
                    Number of     Percent of                      at Assumed Annual Rates
                    Securities      Total                           of Stock Price
                    Underlying     Options   Exercise             Appreciation for Option
                     Options      Granted to   Price                    Term(3)
                    Granted in    Employees    (per    Expiration --------------------------
                 2002 (shares)(1)  in 2002   share)(2)    Date     5% ($)       10% ($)
                 ---------------- ---------- --------- ----------   --------    ----------
Larry E. Reimert      65,095         21.1%    $20.61    10/27/12  $843,730     $2,138,178
Gary D. Smith...      65,095         21.1%     20.61    10/27/12   843,730      2,138,178
J. Mike Walker..      65,095         21.1%     20.61    10/27/12   843,730      2,138,178
Jerry M. Brooks.       5,000          1.6%     20.61    10/27/12    64,808        164,235

--------
(1) All the above options were granted pursuant to the Incentive Plan on October 28, 2002 and become exercisable in increments of 25% on each of the first, second, third and fourth anniversaries of the date of grant.

(2) The exercise price of the options granted is equal to the closing price per share of Common Stock on the New York Stock Exchange ("NYSE") on the date of grant.
(3) The potential realizable value through the expiration date of options has been determined on the basis of the per share market price at the time the options were granted, compounded annually over 10 years, net of the exercise price. These values have been determined based upon assumed rates of appreciation and are not intended to forecast the possible future appreciation, if any, of the price or value of the Company's Common Stock.

   Option Exercises and 2002 Year-End Option Values. The following table sets forth certain information with respect to unexercised options to purchase Common Stock granted in 2002 to the named officers and held by them at December 31, 2002. None of the named officers exercised options in 2002.

                          Year-End 2002 Option Values

                         Number of Securities
                        Underlying Unexercised     Value of Unexercised
                            Options Held at       In-the-Money Options at
                           December 31, 2002       December 31, 2002(1)
                       ------------------------- -------------------------
                       Exercisable Unexercisable Exercisable Unexercisable
                       ----------- ------------- ----------- -------------
      Larry E. Reimert   175,512      150,628        $0           $0
      Gary D. Smith...   175,512      150,628         0            0
      J. Mike Walker..   175,512      150,628         0            0
      Jerry M. Brooks.    27,500       12,500         0            0

--------
(1) The excess, if any, of the closing price on the NYSE of Common Stock at December 31, 2002 ($16.90) over the option exercise price.

Employment Agreements

   The Company has entered into employment agreements with each of Messrs. Reimert, Smith and Walker. The following summary of these agreements does not purport to be complete and is qualified by reference to them. The Company has filed the form of these agreements with the SEC. A copy of the form of these agreements may be obtained from the Company's Corporate Secretary at the address indicated on the first page of this Proxy Statement.

   Each of these agreements provides for an annual base salary, as well as an annual performance bonus for each 12-month period ending on September 30 equal to up to 120% of the executive's annual base salary, with the precise amount of the bonus determined based on specific Company performance goals. The performance goals, which are equally weighted, are based on (i) the Company's annual earnings before interest and taxes ("EBIT") measured against the Company's annual budget or plan, and (ii) the Company's annual return on capital (defined as EBIT divided by total assets less current liabilities) compared to a peer group of companies. In addition, each agreement provides that the employee will receive an annual grant of a number of options under the Incentive Plan equal to the employee's base salary multiplied by three and divided by the market price of the Common Stock on the grant date. Each agreement provides that the employee's compensation, including his annual base salary, annual performance bonus and annual grant of options, shall be reviewed at least annually by the Compensation Committee and shall be subject to increase at any time and from time to time on a basis determined by the Compensation Committee, in the exercise of its sole discretion. Each agreement also entitles the employee to participate in all of the Company's incentive, savings, retirement and welfare benefit plans in which other executive officers of the Company participate.

   On October 27, 2002, each of the employment agreements had a remaining term of four years. The term of each of the employment agreements is automatically extended for one year on October 27 of every year, such that the remaining term of each agreement will never be less than three years. Each agreement is subject to the right of the Company and the employee to terminate the employee's employment at any time. Each agreement provides that, upon termination of employment because of death or disability, or if employment is terminated by the Company for any reason (except under certain limited circumstances defined as "for cause" in the agreement), or if employment is terminated by the employee subsequent to a change of control (as defined) or with good reason (as defined), the employee will generally be entitled to (i) a lump sum cash payment equal to the employee's base salary through the date of termination, together with any deferred compensation previously awarded and any accrued vacation time, (ii) a lump sum cash payment equal to the annual base salary that would have been paid to the employee beginning on the date of termination and ending on the latest possible date of termination of the employment in accordance with the agreement, (iii) a lump sum cash payment equal to the annual bonus calculated in accordance with the agreement for the remaining employment period (assuming for such purpose that the annual bonus payable for each applicable period during the remaining employment period would equal the highest annual bonus paid during the last three years prior to the date of termination), (iv) immediate vesting of any stock options or restricted stock previously granted to such employee and outstanding as of the time immediately prior to the date of his termination, or a cash payment in lieu thereof, and (v) continued participation in medical, dental and life insurance coverage until the employee receives equivalent coverage and benefits under other plans of a subsequent employer or the later of the death of the employee, the death of the employee's spouse and the youngest child of the employee reaching age 21. The Company will also pay the employee any such amount as may be necessary to hold the employee harmless from the consequences of any resulting excise or other similar purpose tax relating to "parachute payments" under the Internal Revenue Code of 1986, as amended.

   Each agreement also provides that, during the term of the agreement and after termination thereof, the employee shall not divulge any of the Company's confidential information, knowledge or data. In addition, each agreement requires the employee to disclose and assign to the Company any and all conceptions and ideas for inventions, improvements and valuable discoveries made by the employee which pertain primarily to the material business activities of the Company. Each agreement also provides that, in the event that the agreement is terminated for cause or the employee voluntarily resigns (other than following a change of control or for good reason), for one year thereafter the employee will not within any country with respect to which he has devoted substantial attention to the material business interests of the Company, (i) accept employment or render services to a competitor of the Company or (ii) enter into or take part in business that would be competitive with the Company.

Certain Transactions

  Registration Rights Agreement

   The Company has entered into a registration rights agreement among the Company, Messrs. Reimert, Smith, Walker, and Loveless, Reimert Family Partners, Ltd., Four Smith's Company, Ltd. and Loveless Enterprises, Ltd. (the "Registration Rights Agreement"). The Registration Rights Agreement provides for registration rights pursuant to which, upon the request of any of Messrs. Reimert, Smith and Walker (the "Requesting Holders"), the Company will file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), to register the Common Stock subject to the agreement ("Registrable Securities") held by such Requesting Holders and any other stockholders who are parties to the Registration Rights Agreement and who desire to sell Registrable Securities pursuant to such registration statement, subject to a maximum of two requests by each of Messrs. Reimert, Smith and Walker or their successors and assigns. In addition, subject to certain conditions and limitations, the Registration Rights Agreement provides that Messrs. Reimert, Smith, Walker and Loveless may participate in any registration by the Company (including any registration resulting from any exercise of a demand right under the Registration Rights Agreement) of any of its equity securities in an underwritten offering. The registration rights covered by the Registration Rights Agreement generally are transferable to transferees (whether by assignment or by death of the holder) of the Registrable Securities covered thereby. The Registration Rights Agreement generally terminates when all Registrable Securities (i) have been distributed to the public pursuant to a registration statement covering such securities that has been declared effective under the Securities

Act, or (ii) may be distributed to the public in accordance with the provisions of Rule 144(k) (or any similar provision then in force) under the Securities Act.

  Stockholders Agreement

   Messrs. Reimert, Smith and Walker, Reimert Family Partners, Ltd. and Four Smith's Company, Ltd. are parties to a stockholders agreement (the "Stockholders Agreement") pursuant to which each party has agreed to vote the shares of Common Stock held by such party to elect to the Company's Board of Directors one designee of Mr. Reimert and Reimert Family Partners, Ltd. (the "Reimert Stockholders"), one designee of Mr. Smith and Four Smith's Company, Ltd. (the "Smith Stockholders") and one designee of Mr. Walker. The rights under the Stockholders Agreement are transferable to any heir or legal representative of Messrs. Reimert, Smith or Walker who acquires Common Stock upon the death of such stockholder and who agrees to be bound by the provisions of such Agreement. In the event the Reimert Stockholders, collectively, the Smith Stockholders, collectively, or Mr. Walker (or their permitted transferees as described in the preceding sentence), own less than 10% of the total number of issued and outstanding shares of Common Stock of the Company, the rights and obligations of such person under the Stockholders Agreement are terminated.

   Under the terms of the Stockholders Agreement, each of Mr. Reimert and Mr. Smith has designated himself to be elected to the Company's Board of Directors at the Annual Meeting.

Report of Compensation Committee on Executive Compensation

   The Compensation Committee approves remuneration arrangements and compensation plans involving the Company's directors and executive officers, including any revisions to the employment agreements of the Co-Chairmen of the Board. The Compensation Committee acts on the granting of stock options to executive officers under the Incentive Plan (except for formula grants pursuant to the employment agreements of the Co-Chairmen of the Board), and reviews annually and approves certain matters relating to each of the Co-Chairmen of the Board's employment agreements.

   There are three basic components to the compensation of the Company's executives: base pay; annual incentive compensation in the form of a cash bonus; and long-term equity-based compensation. Factors taken into account in determining compensation are the executive's responsibilities, experience, leadership, potential future contributions and demonstrated individual performance. Long-term equity-based compensation is generally provided in the form of stock options, which are tied directly to stockholder return. Stock options align the interests of the Company's executives with those of its stockholders by encouraging executives to enhance the value of the Company, and hence, the price of the Common Stock and each stockholder's return.

   Long-term equity-based compensation is provided through the Incentive Plan, the objectives of which are to (i) attract and retain key employees, (ii) encourage a sense of proprietorship of these persons in the Company and (iii) stimulate the active interest of these persons in the development and financial success of the Company. Awards to employees under the Incentive Plan may be made in the form of (i) stock options, (ii) rights to receive a payment, in cash or Common Stock, equal to the excess of the fair market value or other specified value of a number of shares of Common Stock on the date the right is exercised over a specified strike price, (iii) grants of restricted or unrestricted Common Stock or units denominated in Common Stock, (iv) grants denominated in cash and (v) grants denominated in cash, Common Stock or units denominated in Common Stock or any other property which are made subject to the attainment of one or more performance goals ("Performance Awards"). Performance Awards may include more than one performance goal, and a performance goal may be based on one or more business criteria applicable to the grantee, the Company as a whole or one or more of the Company's business units and may include one or more of the following: increased revenues, net income, stock price, market share, earnings per share, return on equity or assets, or decrease in costs.

   In 2002, the Company granted options to purchase an aggregate of 200,285 shares of Common Stock to executive officers of the Company, including grants made to the Co-Chairmen of the Board pursuant to their employment agreements.

   The Company may periodically grant new options or other long-term equity-based incentives to provide continuing incentive for future performance. In making the decision to grant additional options, the Compensation Committee would expect to consider factors such as the size of previous grants and the number of options held. In addition, the Compensation Committee may consider factors including the executive's current ownership stake in the Company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options would encourage the executive to remain with the Company and the value of the executive's service to the Company.

   Each of the Company's Co-Chairmen of the Board is compensated pursuant to an employment agreement which was entered into prior to the closing of the Company's initial public offering and therefore prior to the formation of the Compensation Committee. Such employment agreements were approved by the Board of Directors as a whole, at a time when the Company's Board consisted of the Co-Chairmen of the Board and Mr. Loveless. See "--Employment Agreements" for a description of such agreements. Each of the agreements includes compensation in the form of base salary, annual bonus and annual option grants. The annual bonus and option grants payable pursuant to such agreements are determined by formulas that are tied to the Company's performance and stockholder return. Under the employment agreements, the amount of the executive's annual bonus is determined by reference to (i) the Company's performance (measured in terms of EBIT) compared to the Company's annual budget and (ii) the Company's annual return on capital compared to that of an industry peer group.

   In accordance with the employment agreements, at the beginning of 2002, the Compensation Committee approved the Company's 2002 budget and the industry peer group for the purposes of calculating the bonuses for the 2002 bonus year for the Co-Chairmen of the Board. In calculating the bonuses for the 2002 bonus year, in accordance with the employment agreements, the Compensation Committee reviewed the Company's EBIT and return on capital for the year ended December 31, 2002, as calculated by the Company's independent public accountants, and calculated the return on capital for the Company's peer group for the same period. The two performance factors were equally weighted as required by the employment agreements. In addition to an annual bonus, each such executive received an annual grant of options that is based upon a formula tied to the Company's stock price. The Compensation Committee reviews annually the amount of the base salary, annual bonus and annual option grants for each of the Co-Chairmen of the Board, and may increase (but not decrease) such amounts on a basis determined by the Compensation Committee in its sole discretion. In 2002, the Compensation Committee increased the base salary under the employment agreements to $447,200, effective October 15, 2002, based on the performance of the Co-Chairmen of the Board and the Company during 2002. In addition to their annual compensation, each of the Co-Chairmen of the Board is a significant stockholder of the Company, which provides effective long-term performance incentive tied directly to stockholder return.

                                          The Compensation Committee

                                          Gary W. Loveless
                                          Gary L. Stone
                                          Alexander P. Shukis

Report of the Audit Committee

   Gary W. Loveless, Gary L. Stone and Alexander P. Shukis are the members of the Audit Committee. Each of these members is independent, as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards. While an "audit committee financial expert" is not currently required to be on the

Audit Committee, the Board has determined that Mr. Shukis satisfies the requirements for an "audit committee financial expert" as defined by the Securities and Exchange Commission. The Board of Directors has adopted a written charter for the Audit Committee.

   The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2002 with management and has discussed with Ernst & Young LLP, the independent auditors and accountants for the Company, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, with respect to those audited financial statements.

   The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has reviewed, evaluated and discussed with Ernst & Young LLP its independence in connection with its audit of the Company's most recent financial statements.

   Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

                                          Audit Committee

                                          Gary W. Loveless
                                          Alexander P. Shukis
                                          Gary L. Stone

Section 162(m) of the Internal Revenue Code.

   Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits (to $1 million annually per covered executive) the deductibility for federal income tax purposes of non-performance based compensation paid to a company's chief executive officer and each of its other four most highly compensated executive officers. All options granted under the Incentive Plan in fiscal year 2002 will qualify as performance based for an exemption from the application of Section 162(m) of the Code.

Equity Compensation Plan Information

   The following table sets forth information about the Company's Common Stock that may be issued under its existing equity compensation plans as of December 31, 2002:

                                             (a)                        (b)                         (c)
                                   ----------------------- ----------------------------- -------------------------
                                                                                           Number of securities
                                                                                          remaining available for
                                   Number of securities to                                 future issuance under
                                   be issued upon exercise   Weighted-average exercise   equity compensation plans
                                   of outstanding options, price of outstanding options,   (excluding securities
Plan Category                        warrants and rights        warrants and rights      reflected in column (a))
-------------                      ----------------------- ----------------------------- -------------------------
Equity compensation plans approved
  by security holders (1).........        1,720,497                   $22.60                      679,503
Equity compensation plans not
  approved by security holders....               --                       --                           --
                                          ---------                   ------                      -------
   Total..........................        1,720,497                   $22.60                      679,503
                                          =========                   ======                      =======

--------
(1) Consists of the Dril-Quip, Inc. 1997 Incentive Plan, as amended.

Performance Graph

   The following performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total return on the Standard & Poor's 500 Stock Index and the PHLX Oil Service Sector Index over the period from December 31, 1997 to December 31, 2002. In the past the Company has provided a comparison to the Standard & Poor's Oil and Gas Drilling and Equipment Index, and the following performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total stockholder return on that index over the period from December 31, 1997 to December 31, 2001. However, the Standard & Poor's Oil and Gas Drilling and Equipment Index was discontinued in 2002. As a result, the Company cannot provide a comparison of the Common Stock to the Standard & Poor's Oil and Gas Drilling and Equipment Index over the period from December 31, 2001 to December 31, 2002. The graph assumes that $100 was invested on December 31, 1997 in the Common Stock and in each of the other indices and the reinvestment of all dividends, if any.






                        [PERFORMANCE CHART APPEARS HERE]


                               12/31/97 12/31/98 12/31/99 12/31/00 12/31/01 12/31/02
Dril-Quip, Inc.                 100.00    50.53    86.48    97.34    68.62    48.12
S&P 500                         100.00   126.67   151.40   136.05   118.30    90.66
S&P Oil and Gas Drilling
 and Equipment Index            100.00    55.79    75.97   102.28    68.74      N/A
PHLX Oil Service Sector Index   100.00    45.06    75.17   109.12    76.20    75.82

                                  PROPOSAL II

           APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the approval of the appointment of Ernst & Young LLP as independent public accountants to conduct an audit of the Company's financial statements for the year 2003. This firm has acted as independent public accountants for the Company for many years.

   Aggregate fees for professional services rendered for the Company by Ernst & Young LLP as of or for the years ended December 31, 2002 and 2001, were as follows:

                                          2002     2001
                                        -------- --------
                      1.  Audit........ $216,220 $180,808
                      2.  Audit Related        0        0
                      3.  Tax..........  104,432   69,987
                      4.  All Other....   38,488        0
                                        -------- --------
                          Total:....... $359,140 $250,795
                                        ======== ========

   The Audit fees for 2002 and 2001 were for professional services rendered for the audits of the Company's consolidated financial statements and the review of those financial statements included in the Company's quarterly reports on Forms 10-Q.

   There were no Audit Related fees billed during 2002 and 2001.

   Tax fees billed during 2002 and 2001 were for services related to tax compliance, tax advice and expatriate tax services.

   All Other fees billed during 2002 and 2001 were for consulting services related to international operations.

   The Audit Committee reviewed the non-audit services provided to the Company and determined that they did not impair the independence of Ernst & Young LLP.

   Representatives of Ernst & Young LLP will attend the Annual Meeting and will be available to respond to questions which may be asked by stockholders. Such representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

   The Board of Directors recommends that you vote FOR the approval of the appointment of Ernst & Young LLP as the Company's independent public accountants. In accordance with the Company's Bylaws, approval of the appointment of independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voted on the proposal. Accordingly, abstentions and broker nonvotes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

                                OTHER BUSINESS

   Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

                            ADDITIONAL INFORMATION

Stockholder Proposals for 2004 Meeting

   In order to be included in the Company's proxy material for its annual meeting of stockholders in 2004, eligible proposals of stockholders intended to be presented at the annual meeting must be received by the Company on or before December 2, 2003 (directed to the Secretary of the Company at the address indicated on the first page of this Proxy Statement).

Advance Notice Required for Stockholder Nominations and Proposals

   The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. Notice will be considered timely for the Annual Meeting to be held in 2004 if it is received by February 16, 2004. In the case of director nominations by stockholders, the Bylaws require that 90 days' advance written notice be delivered to the Company's Secretary at the Company's executive offices and set forth for each person whom the stockholder proposes to nominate for election or re-election as a director,
(a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number of shares of each class of capital stock of the Company beneficially owned by such person and (d) the written consent of such person to having such person's name placed in nomination at the meeting and to serve as of a director if elected. The stockholder giving the notice must also include the name and address, as they appear on the Company's books, of such stockholder and the number of shares of each class of voting stock of the Company that are then beneficially owned by such stockholder.

   In the case of other proposals by stockholders at an annual meeting, the Bylaws require that 90 days advance written notice be delivered to the Company's Secretary at the Company's executive offices and set forth (a) a description of each proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Company's stock that are beneficially owned by the stockholder on the date of such notice, (d) any financial interest of the stockholder in such proposal and
(e) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting. A copy of the Bylaws of the Company setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained from the Company's Corporate Secretary at the address indicated on the first page of this Proxy Statement.

   In order for director nominations and stockholder proposals to have been properly submitted for presentation at this annual meeting, notice must have been received by the Company's Secretary on or before February 14, 2003. The Company received no such notice and no stockholder director nominations or proposals will be presented at the annual meeting.

Annual Report

   The Annual Report to Stockholders, which includes financial statements of the Company for the year ended December 31, 2002, has been mailed to all stockholders. The Annual Report is not a part of the proxy solicitation material.

                                          By Order of the Board of Directors

                                          /s/ Gary D. Smith
                                          Gary D. Smith
                                          Co-Chairman of the Board and Secretary

April 3, 2003

                                 DRIL-QUIP, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

                                  May 15, 2003

     The undersigned hereby appoints J. Mike Walker and Gary W. Loveless, jointly and severally, proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Dril-Quip, Inc. (the "Company") to be held on Thursday, May 15, 2003, at the Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, Texas, at 2:00 p.m., or at any adjournment thereof, hereby revoking any proxy heretofore given.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED BELOW AND FOR APPROVAL OF ERNST & YOUNG LLP AS THE COMPANY'S ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

                                See Reverse Side

    Address Change/Comments (Mark the corresponding box on the reverse side)
            _______________________________________________________
            _______________________________________________________
            _______________________________________________________

________________________________________________________________________________

                              FOLD AND DETACH HERE

                                                                Please mark
                                                                your votes as
                                                                indicated in [X]
                                                                this example

1. ELECTION OF DIRECTORS, NOMINEES:

   01 Larry E. Reimert

   02 Gary D. Smith

        FOR
    all nominees
 listed (except as
  indicated below)         WITHHELD FOR ALL

      [_]                        [_]


Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)

--------------------------------------------------

                                                        FOR   AGAINST  ABSTAIN

2. Approval of the appointment of Ernst & Young LLP     [_]     [_]      [_]
   as the company's independent public accountants for the fiscal year ending December 31, 2003

3. With discretionary authority as to such other matters as may properly come before the meeting.

Dated:________________________________________________, 2003

____________________________________________________________
(Signature)

____________________________________________________________
(Signature)
Sign exactly as name appears hereon.

(Joint owners should each sign. When signing as attorney, executor, officer, administrator, trustee, or guardian, please give full title as such.)

              Please sign, date and return the Proxy Card promptly,
                          using the enclosed envelope.
________________________________________________________________________________

                              FOLD AND DETACH HERE